Exhibit10.4

Obligations of Canadian Borrower

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of August 19, 2013, is entered into by and among the Canadian Borrower (as defined below), such other entities which from time to time become parties hereto (collectively, including the Canadian Borrower, the “Debtors” and each individually a “Debtor”) and Comerica Bank, a Texas banking association and an authorized foreign bank under the Bank Act (Canada) (“Comerica”), as Canadian Agent for and on behalf of the Canadian Lenders (as defined below) (in such capacity, the “Canadian Agent”).

R E C I T A L S:

A. Manitex International, Inc., a Michigan corporation, Manitex, Inc., a Texas corporation, Manitex Sabre, Inc., a Michigan corporation, Badger Equipment Company, a Minnesota corporation, and Manitex Load King, Inc., a Michigan corporation and Manitex Liftking, ULC, an Alberta unlimited liability corporation (the “Canadian Borrower”), Liftking, Inc., a Michigan corporation and Manitex, LLC, a Delaware limited liability company have entered into that certain Credit Agreement dated as even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with each the financial institutions from time to time signatory thereto, Comerica Bank, a Texas banking association, in its capacity as US Agent (as defined in the Credit Agreement), for and on behalf of the US Lenders (as defined in the Credit Agreement), Comerica Bank, a Texas banking association and authorized foreign bank under the Bank Act (Canada), in its capacity as the Canadian Agent (as defined in the Credit Agreement and referred to herein as the “Canadian Agent”), for and on behalf of the Canadian Lenders (as defined in the Credit Agreement and referred to herein as the “Canadian Lenders”) pursuant to which, amongst other things, the Canadian Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Canadian Borrower, as provided therein.

B. Pursuant to the Credit Agreement, the Canadian Lenders have required that each of the Debtors grant (or cause to be granted) certain Liens to the Canadian Agent, for the benefit of the Canadian Lenders, all to secure the obligations of the Canadian Borrower or any other Debtor under the Credit Agreement or any related Loan Document.

C. The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

D. The Canadian Agent is acting as agent for the Canadian Lenders pursuant to the terms and conditions of Section 12 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. Terms defined in the PPSA which are not otherwise defined in this Agreement are used herein as defined in the PPSA, including without limitation, “Accessions”, “Goods”, “Money”, “financing statement” and “financing change statement”.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, and (d) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Applicable Law” shall mean, in respect of any Person, property, transaction or event, all present and future laws, statutes, regulations, treaties, judgments and decrees applicable to that Person, property, transaction or event (whether or not having the force of law with respect to regulatory matters applicable to any Lender) and all applicable requirements, requests, official directives, consents, approvals, authorizations, guidelines, rules, orders and policies of any Governmental Authority having or purporting to have authority over any Person, property, transaction or event.

“Chattel Paper” means any “chattel paper,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Collateral Compliance Report” means a report in the form attached hereto as Exhibit C.

“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Copyright Collateral” means all Copyrights and Copyright Licenses of the Debtors.

“Copyright Licenses” means all license agreements with any other Person in connection with any of the Copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” means all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Deposit Account” means a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document of Title” means any “document of title,” as such term is defined in the PPSA, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Industrial Design Collateral” means all Industrial Designs and Industrial Design Licenses of the Debtors.

“Industrial Design Licenses” means all license agreements with any other Person in connection with any of the Industrial Designs or such other Person’s industrial designs, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Industrial Designs” means all industrial designs and applications including, without limitation, all industrial designs and industrial design applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Industrial Design Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Instrument” means any “instrument,” as such term is defined in the PPSA, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Intangibles” means any “intangibles,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s Intellectual Property Collateral; (b) all of such Debtor’s books, records, data, plans, manuals, Software, Computer Records, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (g) all rights and claims of such Debtor under warranties and indemnities, and (h) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Intellectual Property Collateral” means Patents, Patent Licenses, Copyrights, Copyright Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs, Industrial Design Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule 1.1 attached hereto and incorporated herein by reference.

“Inventory” means any “inventory,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents of Title evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares.

“Patent Collateral” means all Patents and Patent Licenses of the Debtors.

“Patent Licenses” means all license agreements with any other Person in connection with any of the Patents or such other Person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” means all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests acquired by any Debtor after the date hereof.

“PPSA” means the Personal Property Security Act and the regulations thereunder as in effect in the Province of Ontario; provided, that if, by Applicable Law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Personal Property Security Act as in effect on or after the date hereof in any other jurisdiction, “PPSA” means the Personal Property Security Act as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Proceeds” means any “proceeds,” as such term is defined in the PPSA and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” are defined in Section 3.2 of this Agreement.

“Securities Act” means the Securities Act (Ontario), as amended, and any successor thereto, and any regulations promulgated thereunder.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“STA” means the Securities Transfer Act, 2006 (Ontario) as amended, and any successor thereto, and any regulations promulgated thereunder.

“Trade-mark Collateral” means all Trade-marks and Trade-mark Licenses of the Debtors.

“Trade-mark Licenses” means all license agreements with any other Person in connection with any of the Trade-marks or such other Person’s names or Trade-marks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trade-marks” means all trade-marks, service marks, trade names, trade dress or other indicia of trade origin, trade-mark and service mark registrations, and applications for trade-mark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trade-mark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trade-mark, service mark, trade name, trade dress or other indicia of trade origin.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state or certificate of ownership of any province and all tires and other appurtenances to any of the foregoing, provided, however, cars, trucks, trailers, construction and earth moving equipment and other vehicles held for sale or lease by Debtor shall be governed by the provisions, terms and conditions pertaining to Inventory hereunder.

ARTICLE 2

Security Interest

Section 2.1 Grant of Security Interest As collateral security for the prompt payment and performance in full when due of the Canadian Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, transfers, hypothecates and conveys to the Canadian Agent as collateral, and grants to the Canadian Agent a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to all present and after acquired personal property of the Debtor of whatever kind and wherever situate, including, without limitation, each of the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents of Title;

(g)	all Instruments;

(h)	all Deposit Accounts and any other cash collateral, deposit or investment accounts, including all cash collateral, deposit or investment accounts established or maintained pursuant to the terms of this Agreement or the other Loan Documents;

(i)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(j)	all Investment Property;

(k)	all additions, attachments, Accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights) and products of or pertaining to any of the property described in the foregoing clauses (a) through (j); and

(l)	the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (k) and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (k) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted pursuant to the terms of the Credit Agreement);

provided, however, that “Collateral” shall not include rights under or with respect to any Intangible, license, permit or authorization to the extent any such Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”), provided that (A) the Proceeds of any Restricted Asset shall be continue to be deemed to be “Collateral”, and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the PPSA or any other Applicable Law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying document related thereto). Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance reasonably acceptable to the Canadian Agent) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would have a Material Adverse Effect. The Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the applicable Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term. The term “goods”, when used in this Agreement, shall not include “consumer goods” of any Debtor as that term is defined in the PPSA. Notwithstanding this Section 2.1, any Debtor’s grant of security in Trade-marks (as defined in the Trade-marks Act (Canada)) under this Agreement shall be limited to a grant by such Debtor of a security interest in all of such Debtor’s right, title and interest in such Trademarks.

Section 2.2 Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Canadian Agent or any Canadian Lender of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Canadian Agent nor any of the Canadian Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3

Representations and Warranties

To induce the Canadian Agent to enter into this Agreement and the Canadian Agent and the Canadian Lenders to enter into the Credit Agreement, each Debtor represents and warrants to the Canadian Agent and to each Canadian Lender as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement:

Section 3.1 Title. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens, provided that, other than the Lien established under this Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien.

Section 3.2 Change in Form or Jurisdiction; Successor by Amalgamation; Location of Books and Records. As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number set forth on Schedule 1.1 of the Credit Agreement; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule; (d) except as set forth on such Schedule 1.1 of the Credit Agreement, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by amalgamation, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule.

Section 3.3 Representations and Warranties Regarding Certain Types of CollateralLocation of Inventory and Equipment. As of the date hereof, (i) all Inventory (except Inventory in transit) and Equipment (except trailers, rolling stock, vessels, aircraft and Vehicles) of each Debtor are located at the places specified on Schedule 3.3(a) attached hereto, (ii) the name and address of the landlord leasing any location to any Debtor is identified on such Schedule 3.3(a), and (iii) the name of and address of each bailee or warehouseman which holds any Collateral and the location of such Collateral is identified on such Schedule 3.3(a).

(b)	Account Information. As of the date hereof, all Deposit Accounts, cash collateral accounts or investment accounts of each Debtor (except for those Deposit Accounts located with the Canadian Agent) are located at the banks specified on Schedule 3.3(b) attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.

(c)	Documents of Title. As of the date hereof, except as set forth on Schedule 3.3(c), none of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document of Title (including, without limitation, a negotiable document of title).

(d)	Intellectual Property. Set forth on Schedule 1.1 (the same may be amended from time to time) is a true and correct list of the registered Patents, Patent Licenses, registered Trade-marks, Trade-mark Licenses, registered Copyrights, Copyright Licenses, Industrial Designs and Industrial Design Licenses owned by the Debtors (including, in the case of the Patents, Trade-marks, Copyrights and Industrial Designs the applicable name, date of registration (or of application if registration not completed) and application or registration number).

Section 3.4 Pledged Shares.Duly Authorized and Validly Issued. The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “security” within the meaning of the STA, except as provided in Section 10 of the STA, and Debtor covenants and agrees not to allow any such membership or partnership interest to become “security” for purposes of the STA, except as provided in Section 10 of the STA.

(b)	Unlimited Liability Companies. Any Debtor that controls any interest (for the purposes of this Section 3.4(b), “ULC Interests”) in any unlimited liability company (for the purposes of this Section 3.4(b), a “ULC”) pledged hereunder shall remain registered as the sole registered and beneficial owner of the ULC Interests and will remain as registered and beneficial owner until such time as the ULC Interests are effectively transferred into the name of the Canadian Agent or any other person on the books and records of the ULC. Nothing in this Agreement is intended to or shall constitute the Canadian Agent or any person other than the ULC a shareholder or member of such ULC until such time as notice is given to the ULC and further steps are taken thereunder so as to register the Canadian Agent or any other person as the holder of such ULC Interests. To the extent any provision hereof would have the effect of constituting the Canadian Agent or any other person as a shareholder or member of an unlimited liability company prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC Interests without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Shares which are not ULC Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC Interests following the occurrence and during the continuance of a Default or an Event of Default hereunder, the Debtor shall not cause or permit, or enable any ULC in which it holds ULC Interests to cause or permit, the Canadian Agent to: (a) be registered as shareholders or members of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Canadian Agent holding a security interest in such ULC; or (e) to act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

(c)	Valid Title; No Liens; No Restrictions. Each Debtor is the direct, sole, legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in the STA) of the Pledged Shares to any third party.

(d)	Securities Intermediary. All such Pledged Shares are held by each Debtor directly and not through any Securities Intermediary (within the meaning of the STA).

(e)	Description of Pledged Shares; Ownership. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

Section 3.5 Intellectual Property.

(a)	Filings and Recordation. Each Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trade-marks, Patents, Copyrights and Industrial Designs set forth on Schedule 1.1 (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the Canadian Intellectual Property Office, the United States Patent and Trademark Office and United States Copyright Office to the extent such Trade-marks, Patents, Copyrights and Industrial Designs are material to such Debtor’s business. Also set forth on Schedule 1.1 (as the same may be amended from time to time) is a complete and accurate list of all of the material Trade-mark Licenses, Patent Licenses, Industrial Design Licenses and Copyright Licenses owned by the Debtors as of the date hereof.

(b)

Trade-marks and Trade-mark Licenses Valid. (i) Each Trade-mark of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registerable and enforceable, (ii) each of the Trade-mark Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Canadian Agent in writing of all uses of any material item of Trade-mark Collateral of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(c)	Patents and Patent Licenses Valid. (i) Each Patent of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time), (ii) each of the Patent Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Canadian Agent in writing of all uses of any item of Patent Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d)	Copyright and Copyright Licenses Valid. (i) Each Copyright of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable, (ii) each of the Copyright Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Canadian Agent in writing of all uses of any item of Copyright Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e)	Industrial Designs and Industrial Design Licenses Valid. (i) Each Industrial Design of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time), (ii) each of the Industrial Design Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Canadian Agent in writing of all uses of any item of Industrial Design Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(f)	No Assignment. The Debtors have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Intellectual Property Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Loan Documents. No Debtor has granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral, except as set forth on Schedule 1.1 or as otherwise disclosed to the Canadian Agent in writing.

(g)	Products Marked. Each Debtor has marked its products with the trade-mark registration symbol, copyright notices, the numbers of all appropriate patents or industrial designs, the common law trade-mark symbol or the designation “patent pending,” as the case may be, to the extent that Debtor, in good faith, believes is reasonably and commercially practicable.

(h)	Other Rights. Except for the Trade-mark Licenses, Patent Licenses, Copyright Licenses and Industrial Design Licenses listed on Schedule 1.1 hereto under which a Debtor is a licensee, no Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule 1.1 to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(i)	No Claims. Except as set forth on Schedule 1.1 or as otherwise disclosed to the Canadian Agent in writing, no claim has been made and is continuing or, to any Debtor’s knowledge, threatened that the use by any Debtor of any item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Debtor of any Intellectual Property Collateral does or may violate the rights of any Person. To the Debtors’ knowledge, there is no infringement or unauthorized use of any item of Intellectual Property Collateral contained on Schedule 1.1 or as otherwise disclosed to the Canadian Agent in writing.

(j)

No Consent. No consent of any party (other than such Debtor) to any Patent License, Copyright License, Trade-mark License or Industrial Design License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Copyright License, Trade-mark License and Industrial Design License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Copyright Licenses, Trade-mark Licenses or Industrial Design Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Debtors nor (to the knowledge of any Debtor) any other party to any Patent License, Copyright License, Trade-mark License and Industrial Design License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect. To the knowledge of such Debtor, the right, title and interest of the applicable Debtor in, to and under each Patent License, Copyright License, Trademark License and Industrial Design License constituting Intellectual Property Collateral is not subject to any defence, offset, counterclaim or claim.

Section 3.6 Priority. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file or on record in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed or registered in favour of the Canadian Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens (which shall not, in any event, grant a Lien over the Pledged Shares).

Section 3.7 Perfection. Upon the filing of PPSA financing statements in the jurisdictions listed on Schedule 3.7 attached hereto and recordation in accordance with Applicable Law of any jurisdiction other than Canada, the security interest in favour of the Collateral Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected under the PPSA by filing financing statements and as applicable, upon recordation with the applicable Government Authority in accordance with Applicable Law.

ARTICLE 4

Covenants

Each Debtor covenants and agrees with the Canadian Agent, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:

Section 4.1 Covenants Regarding Certain Kinds of Collateral

(a) Promissory Notes and Tangible Chattel Paper. If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of C$100,000, the applicable Debtors shall promptly notify the Canadian Agent in writing thereof and forthwith endorse, assign and deliver the same to the Canadian Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Canadian Agent may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Canadian Agent indicating that the Canadian Agent has a security interest in such Chattel Paper.

(b) Electronic Chattel Paper and Transferable Records. If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper worth, in the aggregate, in excess of C$50,000, the applicable Debtors shall promptly notify the Canadian Agent thereof and, at the request and option of the Canadian Agent, shall take such action as the Canadian Agent may reasonably request to vest in the Canadian Agent “control” under the PPSA, STA or any other Applicable Law.

(c) Letter-of-Credit Rights. If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of C$100,000, the applicable Debtors shall promptly notify the Canadian Agent thereof and, at the request of the Canadian Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Canadian Agent either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Canadian Agent of the proceeds of the letters of credit or (ii) for the Canadian Agent to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Canadian Agent to perfect its first priority Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until a Default or Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Canadian Agent and applied as set forth in the Credit Agreement.

(d) Pledged Shares. All certificates or instruments representing or evidencing the Pledged Shares or Debtor’s rights therein shall be delivered to the Canadian Agent promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Canadian Agent.

(e) Equipment and InventoryLocation. Each Debtor shall keep the Equipment (other than Vehicles) and Inventory (other than Inventory in transit) which is in such Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule 3.3(a) attached hereto or as otherwise disclosed in writing to the Canadian Agent from time to time, subject to compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii)	Landlord Consents and Bailee’s Waivers. Each Debtor shall provide, as applicable, a Collateral Access Agreement, in form and substance acceptable to the Canadian Agent, for each non-Debtor owned location of Collateral disclosed on Schedule 3.3(a) or otherwise disclosed to the Canadian Agent in writing, promptly after leasing such location, or at such later time as provided by Agent in writing to the applicable Debtor (including without limitation the Post-Closing Agreement by and among Borrowers, US Agent and Canadian Agent, dated as of even date herewith), and shall take all other actions required by the Canadian Agent to perfect the Canadian Agent’s security interest in the Equipment and Inventory with the priority required by this Agreement.

(iii)	Maintenance. Each Debtor shall maintain the Equipment and Inventory in such condition as may be specified by the terms of the Credit Agreement.

(f) Intellectual Property.

(i)	Trade-marks. Each Debtor agrees to take all necessary steps, including, without limitation, in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Trade-mark registration and each Trade-mark License identified on Schedule 1.1 hereto, and (y) pursue each trade-mark application now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of responses to office actions issued by the Canadian Intellectual Property Office or the United States Patent and Trademark Office, the filing of applications for renewal and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Trade-mark registration, Trade-mark application or any rights obtained under any Trade-mark License, in each case, which it is now or later becomes entitled, except in each case in which such Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(ii)	Patents. Each Debtor agrees to take all necessary steps, including, without limitation, in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule 1.1 hereto, and (y) pursue each patent application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, re-examination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iii)	Copyrights. Each Debtor agrees to take all necessary steps, including, without limitation, in the Canadian Intellectual Property Office, the United States Copyright Office or in any court, to (x) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule 1.1 hereto, and (y) pursue each Copyright and mask work application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, Copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iv)	Industrial Designs. Each Debtor agrees to take all necessary steps, including, without limitation, in the Canadian Intellectual Property Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Industrial Design and each Industrial Design License identified on Schedule 1.1 hereto, and (y) pursue each industrial design application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, re-examination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Industrial Design, application, or any rights obtained under any Industrial Design License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(v)

No Abandonment. The Debtors shall not abandon any Trade-mark, Patent, Copyright, Industrial Design or any pending Trade-mark, Copyright, mask work, Patent or Industrial Design application, without the written consent of the Canadian Agent, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such Trade-mark registration, Patent, Copyright registration, Industrial Design or pending

Trade-mark, Copyright, mask work, Patent or Industrial Design application is not of material economic value to it, in which case, the Debtors shall give notice of any such abandonment to the Canadian Agent promptly in writing after the determination to abandon such Intellectual Property Collateral is made.

(vi)	No Infringement. In the event that a Debtor becomes aware that any item of the Intellectual Property Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall promptly notify the Canadian Agent promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Canadian Agent deems reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Canadian Agent promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the Canadian Intellectual Property Office, United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of the Intellectual Property Collateral.

(g) Accounts and Contracts. Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of the Credit Agreement.

(h) Vehicles; Aircraft and Vessels. Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be necessary to perfect the Canadian Agent’s Lien on its Vehicles, aircraft and vessels, unless (i) a Default or an Event of Default has occurred and is continuing, whereupon the Canadian Agent may require such filings be made or (ii) such Debtor, either singly, or together with the other Debtors, owns Vehicles, aircraft and vessels (other than Vehicles provided for use by such Debtor’s executive employees) which have a fair market value of at least C$100,000, in aggregate amount, whereupon the applicable Debtors shall provide prompt notice to the Canadian Agent, and the Canadian Agent, at its option, may require the applicable Debtors to execute such agreements and make such filings as may be necessary to perfect the Canadian Agent’s Lien for the benefit of the Canadian Lenders and ensure the priority thereof on the applicable Vehicles, aircraft and vessels.

(i) Life Insurance Policies. If any Debtor, now or any time hereafter, is the beneficiary of a “key man life insurance policy”, it shall promptly notify the Canadian Agent thereof, provide the Canadian Agent with a true and correct list of the Persons insured, the name and address of the insurance company providing the coverage, the amount of such insurance and the policy number, and, unless otherwise waived by the Canadian Agent in writing, take such actions as Canadian Agent may deem necessary or the Canadian Agent shall deem reasonably desirable to collaterally assign policy to the Canadian Agent for the benefit of the Canadian Lenders.

(j) Deposit Accounts. Each Debtor agrees to promptly notify the Canadian Agent in writing of all Deposit Accounts, cash collateral accounts or investments accounts opened after the date hereof (except with Canadian Agent), and such Debtor shall take such actions as may be necessary or deemed desirable by the Canadian Agent (including the execution and delivery of an Account Control Agreement in form and substance satisfactory to the Canadian Agent) to grant the Canadian Agent a perfected, first priority Lien over each of the Deposit Accounts, cash collateral accounts or investment accounts disclosed on Schedule 3.3(b) and over each of the additional accounts disclosed pursuant to this Section 4.1(m).

Section 4.2 Encumbrances. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than other than Liens permitted by Section 8.2 of the Credit Agreement, provided that no Lien, other than the Lien created hereunder, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Canadian Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Canadian Agent in the Collateral. Notwithstanding anything to the contrary set forth in this Agreement, this Section 4.2 shall govern with respect to the subject matter set forth in this Section 4.2 and, for greater certainty, if there is any direct inconsistency between the terms of the Credit Agreement and this Section 4.2, the terms of this Section 4.2 shall govern; provided, however, any additional or supplementary provisions contained in the Credit Agreement and not contained herein shall not be deemed inconsistent.

Section 4.3 Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

Section 4.4 Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Credit Agreement. In the case of all such insurance policies, each such Debtor shall designate the Canadian Agent, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to the Canadian Agent, as mortgagee or lender loss payee, as its interests may appear. Further, upon the request of the Canadian Agent, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Canadian Agent; and each such Debtor assigns to the Canadian Agent, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to the Canadian Agent of such cancellation. Each Debtor further shall provide the Canadian Agent upon request with evidence reasonably satisfactory to the Canadian Agent that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of a Default or an Event of Default, the Canadian Agent may, at its option, act as each such Debtor’s attorney in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor’s failure to insure the Collateral as required in this covenant, the Canadian Agent may, at its option, procure such insurance and its costs therefor shall be charged to such Debtor, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the Canadian Obligations. The disposition of proceeds payable to such Debtor of any insurance on the Collateral shall be governed by the terms of the Credit Agreement. Notwithstanding anything to the contrary set forth in this Agreement, this Section 4.4 shall govern with respect to the subject matter set forth in this Section 4.4 and, for greater certainty, if there is any direct inconsistency between the terms of the Credit Agreement and this Section 4.4, the terms of this Section 4.4 shall govern; provided, however, any additional or supplementary provisions contained in the Credit Agreement and not contained herein shall not be deemed inconsistent.

Section 4.5 Corporate Changes; Books and Records; Inspection Rights. (a) Each Debtor shall not change its respective name, identity, corporate structure, jurisdiction of organization or the location of any of its assets unless such Debtor shall have given the Canadian Agent thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, location of any of its assets, name or identity, or with respect to any change in name or business locations, shall have made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance, and shall have taken all action deemed reasonably necessary by the Canadian Agent under the circumstances to protect the Canadian Agent’s Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 1.1 of the Credit Agreement as the location of such books and records or as otherwise specified in writing to the Canadian Agent and (c) the Debtors shall permit the Canadian Agent, the Canadian Lenders, and their respective Canadian Agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.

Section 4.6 Notification of Lien; Continuing Disclosure. (a) Each Debtor shall promptly notify the Canadian Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim; and (b) concurrently with delivery of the Covenant Compliance Report for each fiscal quarter, Debtors shall execute and deliver to the Canadian Agent a Collateral Compliance Report in the form attached hereto as Exhibit C.

Section 4.7 Covenants Regarding Pledged Shares

(a)	Voting Rights and Distributions.

(i)	So long as no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A)	Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Canadian Agent which would violate any provision of this Agreement or the Credit Agreement; and

(B)	Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(ii)	Upon the occurrence and during the continuance of a Default or an Event of Default:

(A)	The Canadian Agent may, without notice to such Debtor, transfer or register in the name of the Canadian Agent or any of its nominees, for the equal and rateable benefit of the Canadian Lenders, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Canadian Agent hereunder, and the Canadian Agent or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Canadian Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the amalgamation, merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Canadian Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Canadian Agent may determine, all without liability except to account for property actually received by it, but the Canadian Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Canadian Agent shall not be responsible for any failure to do so or delay in so doing;

(B)	All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in the Canadian Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions;

(C)	All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Canadian Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Canadian Agent as Collateral in the same form as so received (with any necessary endorsement); and

(D)	Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Canadian Agent all such proxies and other instruments as the Canadian Agent may reasonably request for the purpose of enabling the Canadian Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Canadian Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b) Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, the Canadian Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Canadian Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Canadian Agent, of any or all of the Collateral. The Canadian Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Canadian

Agent accords its own property, it being understood that the Canadian Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Canadian Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Canadian Lenders. Following the occurrence and continuance of an Event of Default, the Canadian Agent shall be entitled to take ownership of the Collateral in accordance with the PPSA or any other Applicable Law.

Section 4.8 New Subsidiaries; Additional Collateral

(a)	With respect to each Person which becomes a Subsidiary of a Debtor subsequent to the date hereof, execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein.

(b)	Each Debtor agrees that, (i) except with the written consent of the Canadian Agent, it will not permit any Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favour of the Canadian Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Canadian Agent, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Canadian Agent (A) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (B) if reasonably required by the Canadian Lenders, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Canadian Agent, for the benefit of the Canadian Lenders, a first priority security interest, pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Canadian Agent may reasonably request. Such Debtor hereby (x) authorizes the Canadian Agent to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Canadian Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

(c)	With respect to any Intellectual Property Collateral owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any Patent, Trade-mark, Copyright or Industrial Design which is not registered or filed with the Canadian Intellectual Property Office, the United States Patent and Trademark Office and/or the United States Copyright Office at the time such Collateral is pledged by a Debtor to the Canadian Agent pursuant to this Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall promptly after the acquisition or registration thereof execute or cause to be executed and delivered to the Canadian Agent, (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto, in respect of such additional or newly registered collateral or (ii) at the Canadian Agent’s option, a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Canadian Agent, for the benefit of the Canadian Lenders, a first priority security interest, pledge and Lien thereon (subject only to the Permitted Liens), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon the Canadian Agent’s request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office in connection with any such additional or newly registered collateral) granting or otherwise evidencing a Lien over such new Intellectual Property Collateral. Each Debtor hereby (x) authorizes the Canadian Agent to attach each amendment to this Agreement, (y) agrees that all such additional collateral listed in any amendment delivered to the Canadian Agent shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Section 3.3(d) and Section 3.5 of this Agreement with respect to the Collateral covered thereby.

Section 4.9 Further Assurances (a) At any time and from time to time, upon the request of the Canadian Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Canadian Agent may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Canadian Agent’s security interest in and pledge and collateral assignment of the Collateral (including causing the Canadian Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Canadian Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Canadian Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement), each Debtor agrees to maintain and preserve the Canadian Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(b) Each Debtor hereby irrevocably authorizes the Canadian Agent at any time and from time to time to file or register in any registry or filing office in any jurisdiction any financing statements, financing change statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (ii) provide any other information required by the PPSA or other Applicable Law, including organizational information and in the case of a fixture filing, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information required by the preceding paragraph to the Canadian Agent promptly upon request.

ARTICLE 5

Rights of the Canadian Agent

Section 5.1 Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Canadian Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Canadian Agent at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Canadian Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)	to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse cheques, notes, drafts, acceptances, money orders, Documents of Title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, Liens (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)

(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Canadian Agent or as the Canadian Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Canadian Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, amalgamation, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Canadian Agent may determine; (viii) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (xi) subject to any pre-existing rights or licenses, to assign any Patent, Copyright, Trade-mark or Industrial Design constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright, Trade-mark or Industrial Design pertains), for such term or terms, on such conditions and in such manner, as the Canadian Agent shall in its sole discretion determine, and (xii) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Canadian Agent were the absolute owner thereof for all purposes, and to do, at the Canadian Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Canadian Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Canadian Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Canadian Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Canadian Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Canadian Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Canadian Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 Setoff. In addition to and not in limitation of any rights of Canadian Agent and any Canadian Lenders under Applicable Law, the Canadian Agent and each Canadian Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Canadian Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with such Canadian Lenders; provided, however, that any such amount so applied by Canadian Agent and any Canadian Lender on any of the Canadian Obligations owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3 Assignment by the Canadian Agent. The Canadian Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Canadian Agent under this Agreement and the other Loan Documents (including, without limitation, the Canadian Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Canadian Agent herein or otherwise.

Section 5.4 Performance by the Canadian Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Canadian Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Canadian Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Canadian Agent, promptly pay any reasonable amount expended by the Canadian Agent in connection with such performance or attempted performance to the Canadian Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Canadian Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5 Certain Costs and Expenses. The Debtors shall pay or reimburse the Canadian Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable legal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Canadian Obligations (including in connection with any “workout” or restructuring regarding such Canadian Obligations, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Canadian Obligations. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Canadian Lenders shall be governed by the terms and conditions of the applicable Credit Agreement.

Section 5.6 Indemnification. The Debtors shall indemnify, defend and hold the Canadian Agent, and each Canadian Lender and each of their respective officers, directors, employees, counsel, agents and attorneys (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable legal fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Canadian Obligations and the termination, resignation or replacement of the Canadian Agent or replacement of any Canadian Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement or the Canadian Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Canadian Obligations.

ARTICLE 6

Default

Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Canadian Agent shall have the following rights and remedies subject to the direction and/or consent of the Canadian Lenders as required under the Credit Agreement:

(a)	The Canadian Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof), in the Credit Agreement, or in any other Loan Document, or by Applicable Law.

(b)	In addition to all other rights and remedies granted to the Canadian Agent in this Agreement, the Credit Agreement or by Applicable Law, the Canadian Agent shall have all of the rights and remedies of a secured party under the PPSA (whether or not the PPSA applies to the affected Collateral) and the Canadian Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Canadian Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Canadian Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Canadian Agent may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or Applicable Law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Canadian Agent (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Canadian Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Canadian Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Canadian Agent and, subject to the terms of the Credit Agreement, each of the Canadian Lenders shall have the right at any public sale or sales, and, to the extent permitted by Applicable Law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by Applicable Law. The Canadian Agent may require the Debtors to assemble the Collateral and make it available to the Canadian Agent at any place designated by the Canadian Agent to allow the Canadian Agent to take possession or dispose of such Collateral. The Debtors agree that the Canadian Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by Applicable Law. The Canadian Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Canadian Agent may, without notice or publication (except as required by Applicable Law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable legal fees, expenses and other costs and expenses incurred by the Canadian Agent in connection with the collection of the Canadian Obligations and the enforcement of the Canadian Agent’s rights under this Agreement and the Credit Agreement. The Debtors shall, to the extent permitted by Applicable Law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and Applicable Law) applied to the Canadian Obligations are insufficient to pay the Canadian Obligations in full. The Canadian Agent shall apply the proceeds from the sale of the Collateral hereunder against the Canadian Obligations in such order and manner as provided in the Credit Agreement.

(c)	The Canadian Agent may cause any or all of the Collateral held by it to be transferred into the name of the Canadian Agent or the name or names of the Canadian Agent’s nominee or nominees.

(d)	The Canadian Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)	On any sale of the Collateral, the Canadian Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Canadian Agent’s counsel) in order to avoid any violation of Applicable Law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)	The Canadian Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Canadian Agent or as the Canadian Agent shall direct.

(g)

In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and the Debtors shall supply to the Canadian Agent or its designee the Debtors’ know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and the Debtors’ notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(h)	For purposes of enabling the Canadian Agent to exercise its rights and remedies under this Section 6.1 and enabling the Canadian Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Canadian Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of a Default or an Event of Default (and thereafter if Canadian Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also enure to the benefit of all successors, assigns, transferees of and purchasers from the Canadian Agent.

(i)

The Canadian Agent may appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of Canadian Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom). Any such Receiver shall, to the extent permitted by Applicable Law, be deemed the agent of such Debtor and not of the Canadian Agent, and the Canadian Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to the Canadian Agent under this Section 6.1 and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Canadian Agent under this Section 6.1, which powers shall include, but are not limited to, the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of such Debtor and to sell, lease, licence or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including any Debtor, enter upon, use and occupy all premises owned or occupied by such Debtor wherein the Collateral may be situate, maintain the Collateral upon such premises, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Canadian Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Canadian Agent and any surplus shall be applied in accordance with Applicable Law. Every such Receiver may, in the discretion of the Canadian Agent, be vested with, in addition to the rights set out herein, all or any of the rights and powers of the Canadian Agent described in the Credit Agreement, the PPSA, the Companies Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or the Bankruptcy and Insolvency Act (Canada).

Section 6.2 Private Sales.

(a)	Each Debtor recognizes that the Canadian Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act and other applicable securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Canadian Agent shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under other applicable states, provincial or territorial securities laws, even if the issuer would agree to do so.

(b)	The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under Applicable Law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all Applicable Law, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3 Establishment of Cash Collateral Account; and Lock Box.

(a)

There shall be established by each Debtor with the Canadian Agent, for the benefit of the Canadian Lenders in the name of the Canadian Agent, a segregated non-interest bearing cash collateral account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Canadian Agent and the Canadian Lenders; provided, however, that the Cash Collateral Account may be an interest-bearing account with a commercial bank (including Comerica or any other Canadian Lender which is a commercial bank) if determined by the Canadian Agent, in its reasonable discretion, to be practicable, invested by the Canadian Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Furthermore, in connection with the establishment of a

Cash Collateral Account, (i) each Debtor agrees to establish and maintain (and the Canadian Agent, acting at the request of the Canadian Lenders, may establish and maintain) at Debtor’s sole expense a lock box (the “Lock Box”), to which the Canadian Agent shall have exclusive access and control. Each Debtor expressly authorizes the Canadian Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Canadian Agent to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Canadian Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b)	Any and all cash (including amounts received by electronic funds transfer), cheques, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Canadian Agent, properly endorsed, where required, so that such items may be collected by the Canadian Agent. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Canadian Agent until delivery is made to the Canadian Agent. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Canadian Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Canadian Agent’s option, be applied to any of the Canadian Obligations, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Canadian Agent a first priority security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Canadian Agent to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.

(c)	Notwithstanding any provision of this Agreement, if the timeframe for the fulfillment of any obligation contained in this Section 6.3 is extended by a post-closing undertaking or any other Loan Document, the obligations contained in this Section 6.3 shall not be required to be fulfilled until such extended timeframe has lapsed.

Section 6.4 Default Under Credit Agreement. Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7

Miscellaneous

Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Canadian Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 Successors and Assigns. Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and enure to the benefit of the Debtors and the Canadian Agent and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Canadian Agent.

Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing and delivered in accordance with Section 13.7 of the Credit Agreement, to the address for Debtors as set forth therein or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of Section 13.7 of the Credit Agreement.

Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO, CITY OF TORONTO, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTOR AND THE CANADIAN AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTOR AND THE CANADIAN AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Canadian Agent shall affect the representations and warranties or the right of the Canadian Agent or the Canadian Lenders to rely upon them.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Waiver of Bond. In the event the Canadian Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by Applicable Law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 Construction. Each Debtor and the Canadian Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Canadian Agent.

Section 7.12 Termination; Reinstatement. If all of the Canadian Obligations (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Canadian Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Canadian Agent and has not previously been sold or otherwise applied pursuant to this Agreement; provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event: (a) that any payment received or credit given by the Canadian Agent or the Canadian Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, provincial, municipal or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Canadian Agent or the Canadian Lenders, and whether or not the Canadian Agent or any Canadian Lender relied upon such payment or credit or changed its position as a consequence thereof or (b) that any liability is imposed, or sought to be imposed against the Canadian Agent or the Canadian Lenders, or any of them, relating to the environmental condition of any of property mortgaged or pledged to the Canadian Agent on behalf of the Canadian Lenders by any Debtor, the Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Agreement, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Canadian Agent or any Canadian Lender of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Canadian Agent or such Canadian Lenders, or any person other than the Borrower, the Subsidiaries, or any Affiliates of the Borrower or the Subsidiaries), and this Agreement shall thereafter be enforceable against the Debtors to the extent of all such liabilities, costs and expenses (including reasonable legal fees) incurred by the Canadian Agent or Canadian Lenders as the direct or indirect result of any such environmental condition but only for which the Borrower is obligated to the Canadian Agent and the Canadian Lenders pursuant to the Credit Agreement. For purposes of this Agreement “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

Section 7.13 Release of Collateral. The Canadian Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral (other than the Pledged Shares): (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, provided that the requisite Canadian Lenders under such Credit Agreement shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the requisite Canadian Lenders in accordance with Section 13.11 of the Credit Agreement.

Section 7.14 WAIVER OF JURY TRIAL. EACH DEBTOR, THE CANADIAN AGENT AND EACH CANADIAN LENDER WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR, THE CANADIAN AGENT AND THE CANADIAN LENDERS AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.15 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.16 Continuing Lien. The security interest granted under this Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Canadian Obligations is from time to time temporarily reduced to zero) and the Canadian Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Canadian Obligations are repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

Section 7.17 Value Given. Each Debtor and the Canadian Agent hereby acknowledge that (a) value has been given; (b) such Debtor has rights in the Collateral in which it has granted a security interest; and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA.

Section 7.18 Continuing Liability. If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all of the Canadian Obligations, each Debtor acknowledges and agrees that, subject to the provisions of the PPSA, such Debtor shall continue to be liable for any such Canadian Obligations remaining outstanding and the Canadian Agent shall be entitled to pursue full payment thereof.

Section 7.19 Attachment of Security Interest. The security interest created hereby is intended to attach, in respect of Collateral in which any Debtor has rights at the time this Agreement is signed by such Debtor and delivered to the Canadian Agent, at the time this Agreement is signed by such Debtor and delivered to the Canadian Agent and, in respect of Collateral in which any Debtor subsequently acquires rights, at the time such Debtor subsequently acquires such rights.

Section 7.20 Copy of Agreement. The Debtors hereby acknowledge receipt of a signed copy of this Agreement.

Section 7.21 Judgment Currency. (a) The obligations of any Debtor hereunder and under the other Loan Documents to make payments in Canadian Dollars, as the case may be (for the purposes of this Section 7.21, the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Canadian Agent or a Canadian Lender of the full amount of the Obligation Currency expressed to be payable to the Canadian Agent or a Canadian Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Debtor or any other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (for the purposes of this Section 7.21, such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (for the purposes of this Section 7.21, such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Debtor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 7.22 Existing Security Agreement. This Agreement does not modify or replace the Security Agreement (All Assets) by Manitex Liftking, ULC, dated on or about December 29, 2011, in favor of Comerica Bank, a Texas banking association and authorized foreign bank under the Bank Act (Canada), as amended, pledging all assets of Manitex Liftking, ULC in support of all indebtedness of Manitex Liftking, ULC including but not limited to the Specialized Equipment Export Facility.

[Signature Page Follows]

Obligations of Canadian Borrower

[Signature Page – Security Agreement (Obligations of Canadian Borrower)]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

MANITEX LIFTKING, ULC

By:	/s/ Andrew M. Rooke, Vice President

Name:	Andrew M. Rooke

Title:	Vice President

CANADIAN AGENT:

COMERICA BANK, as Canadian Agent

By:	/s/ Omer Ahmed, Portfolio Manager

Name:

Title:

Schedule 1.1 – Intellectual Property Collateral

None.

Schedule 1.2 – Pledged Shares

None.

Schedule 3.3(a) – Locations of Inventory and Equipment

Location	Name and Address of Landlord/Bailee/Warehouseman
7135 Islington Avenue, Woodbridge, Ontario L4L 1V9	Aldrovandi Equipment Limited

191 Vinyl court, Woodbridge, Ontario L4L 1V9	Aldrovandi Equipment Limited

Schedule 3.3(b) – Accounts

None.

Schedule 3.3(c) – Collateral with Documents of Title

None.

Schedule 3.7 – Jurisdictions for Filing of PPSA Financing Statements

Debtor Name:	Jurisdiction for Filings:

MANITEX LIFTKING, ULC	Alberta

Ontario

EXHIBIT A

TO

CANADIAN SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated                     , 20    , is delivered pursuant to Section 4.8[(b)/(c)] of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Security Agreement dated as of                     , 2013, between the undersigned and Comerica Bank, as the Canadian Agent for the benefit of the Canadian Lenders referred to therein (the “Security Agreement”), and (a) [that the intellectual property listed on Schedule A]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule A] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Canadian Obligations as provided in the Security Agreement and (b) that Schedule A shall be deemed to amend [Schedule 1.2/Schedule 1.1] by supplementing the information provided on such Schedule with the information set forth on Schedule A.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

MANITEX LIFTKING, ULC

By:

Name:

Title

COMERICA BANK, as Canadian Agent

By:

Name:

Title

EXHIBIT B

JOINDER AGREEMENT

(Security Agreement)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of                     ,      by                     , a                      (“New Debtor”).

WHEREAS, pursuant to Section 7.13 of that certain Credit Agreement dated as of even date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) between Manitex International, Inc., a Michigan corporation, Manitex, Inc., a Texas corporation, Manitex Sabre, Inc., a Michigan corporation, Badger Equipment Company, a Minnesota corporation, and Manitex Load King, Inc., a Michigan corporation and Manitex Liftking, ULC, an Alberta unlimited liability corporation (“Canadian Borrower”), Liftking, Inc., a Michigan corporation and Manitex, LLC, a Delaware limited liability company, the financial institutions from time to time signatory thereto, Comerica Bank, a Texas banking association, in its capacity as US Agent, for and on behalf of the US Lenders (as defined in the Credit Agreement), Comerica Bank, a Texas banking association and authorized foreign bank under the Bank Act (Canada), in its capacity as the Canadian Agent (as defined in the Credit Agreement and referred to herein as the “Canadian Agent”)), for and on behalf of the Canadian Lenders (as defined in the Credit Agreement and referred to herein as the “Canadian Lenders”)., the New Debtor is required to execute and deliver a joinder agreement to the Canadian Security Agreement (“Security Agreement”).

WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.

NOW THEREFORE, as a further inducement to Canadian Lenders to continue to provide credit accommodations to the Canadian Borrower, New Debtor hereby covenants and agrees as follows:

A. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B. New Debtor hereby enters into this Joinder Agreement in order to comply with Section 7.13 of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.

C. Schedule [insert appropriate Schedule] attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Security Agreement with the respective information applicable to New Debtor.

D. New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Security Agreement.

E. No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

F. This Joinder Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be binding upon New Debtor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of                     ,         .

[NEW DEBTOR]

By:

Its:

Accepted:

COMERICA BANK, as Canadian Agent

By:

Its:

EXHIBIT C

FORM OF COLLATERAL COMPLIANCE CERTIFICATE

To:	Comerica Bank as Canadian Agent (the “Canadian Agent”) and the Canadian Lenders

Re:	Security Agreement dated as of , 2013 by and among the Debtors (as defined therein) and Canadian Agent, (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement).

Reference is made to Section 4.6 of the Security Agreement. The undersigned hereby represents and warrants to Canadian Agent and the Canadian Lenders, in consideration of the loans extended to Canadian Borrower, as follows:

1. Locations. No Debtor has any leased or owned location, or any Collateral located with a warehousemen or bailee, which has not been previously disclosed in writing to Canadian Agent, or is not set forth on Schedule 1 attached hereto, which sets forth the information required by Section 3.3(a)(ii) and Section 3.3(a)(iii) of the Security Agreement, as applicable, for all previously undisclosed locations.

2. Deposit Accounts. No Debtor has any Deposit Accounts, cash collateral accounts or investment accounts (other than with Canadian Agent) which have not been previously disclosed in writing to Canadian Agent, or are not set forth on Schedule 2 attached hereto, which sets forth the information required by Section 3.3(b) of the Security Agreement as to each previously undisclosed account.

3. Intellectual Property. No Debtor has any registered Patents, Patent Licenses, registered Trade-marks, Trade-mark Licenses, registered Copyrights, Copyright Licenses, Industrial Designs or Industrial Design Licenses which have not been previously disclosed in writing to Canadian Agent, or are not set forth on Schedule 3 attached hereto, which sets forth the information required by Section 3.3(d) of the Security Agreement for such previously undisclosed Intellectual Property Collateral.

4. Pledged Shares. None of the Debtors, singly or collectively, hold any Pledged Shares which have not been previously disclosed to Canadian Agent in writing except as set forth on Schedule 4 attached hereto, which sets forth the information required by Section 3.4(c) of the Security Agreement for such previously undisclosed Pledged Shares.

5. Promissory Notes; Tangible Chattel Paper. None of the Debtors, singly or collectively, have promissory notes or tangible Chattel Paper for which the principal amount or obligations evidenced thereunder are, in aggregate, in excess of $100,000 which promissory notes and/or Chattel Paper have not been previously disclosed to Canadian Agent in writing, assigned and delivered to Canadian Agent in accordance with Section 4.1(a) of the Security Agreement, except as set forth on Schedule 5 attached hereto.

6. Electronic Chattel Paper. None of the Debtors, singly or collectively, have electronic Chattel Paper evidencing obligations, in the aggregate, in excess of $50,000, which have not previously been disclosed to Canadian Agent in writing, and over which Canadian Agent has not been granted control in accordance with Section 4.1(b) of the Security Agreement, except as set forth on Schedule 6 attached hereto.

7. Letters of Credit. None of the Debtors, singly or collectively, are beneficiaries under letters of credit, with an aggregate face amount in excess of C$100,000, which have not previously been disclosed to Canadian Agent in writing, and over which Canadian Agent has not been granted a Lien in compliance with the terms of Section 4.1(c) of the Security Agreement, except as set forth on Schedule 7 attached hereto.

8. Vehicles, Aircraft and Vessels. None of the Debtors, singly or collectively, own Vehicles (other than Vehicles used by executive employees), aircraft or vessels with a fair market value in excess of C$100,000 which have not been previously disclosed in writing to Canadian Agent, except as set forth on Schedule 9 attached hereto.

9. Life Insurance. None of the Debtors are beneficiaries of any key man life insurance policies which have not been previously disclosed in writing to Canadian Agent, except as set forth on Schedule 10 attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Collateral Compliance Report, as of this      day of                     ,         .

[DEBTORS]

By:

Its:

49